UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
June 25, 2019
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRX	The Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On June 25, 2019, Valeritas Holdings, Inc. (the “Company”) received a letter (the “MVLS Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon Nasdaq’s review of the Market Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company no longer meets the minimum MVLS of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2). The MVLS is calculated based upon the total shares of the Company’s common stock outstanding at the measurement date multiplied by the closing bid price of the Company’s common stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until December 23, 2019, in which to regain compliance with the MVLS requirement. In order to regain compliance with the MVLS requirement, the Company must maintain an MVLS of at least $35 million for a minimum of ten consecutive business days during the 180-day compliance period. If at any time during the 180-day compliance period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed.

In lieu of complying with the MVLS requirement, the Company could also regain compliance with Nasdaq if it achieves stockholders’ equity of at least $2.5 million by December 23, 2019, in accordance with Nasdaq’s Equity Standard for continued listing on the Nasdaq Capital Market (the “Equity Standard”). If the Company does not regain compliance with the MVLS requirement, or otherwise comply with the Equity Standard by December 23, 2019, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearing Panel.

Although the MVLS Notice indicates that a deficiency exists with regard to the Nasdaq continued listing rules, the MVLS Notice does not have any immediate effect on the Company’s listing on Nasdaq or on the trading of the Company’s common stock on the Nasdaq Capital Market. The Company actively monitors the price of its common stock and will consider all available options to regain compliance with Nasdaq’s continued listing standards. There can be no assurance that the Company will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: June 26, 2019	By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer